                                                                      EXHIBIT 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 (No. 2-38768, No. 2-44043, No. 2-45346, No.
2-51498, No. 2-59317, No. 2-61858, No. 2-62760, No. 2-64336, No. 2-67600, No.
2-72058, No. 2-75874, No. 2-75875, No. 2-78291, No. 2-87005, No. 2-82989, No.
2-90756, No. 2-91945, No. 2-95589, No. 2-97439, No. 33-8495, No. 33-13874, No.
33-18073, No. 33-25291, No. 33-41643, No. 33-48996, No. 33-57250, No. 33-60327,
No. 33-60827, No. 33-62821, No. 333-21365, No. 333-48639, No. 333-58095, No.
333-70069, No. 333-74187, No. 333-83813, No. 333-31024, No. 333-31346, No.
333-39976, No. 333-45828, No. 333-50198, No. 333-52938, 333-39976, 333-50198,
333-45828, 333-68640, 333-69546, 333-72876, 333-101640 and 333-101967) of
American International Group, Inc. of our report dated February 12, 2003, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.




                                       PricewaterhouseCoopers LLP

                                       New York, New York
                                       March 31, 2003

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